Exhibit 10.1
                                  ------------


                          UNITED STATES DISTRICT COURT
                                DISTRICT OF UTAH

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IN RE PARADIGM MEDICAL
INDUSTRIES SECURITIES LITIGATION             Master File No. 2:03-CV-00448 (TC)

----------------------------------           Judge Tena Campbell
                                             Magistrate Judge Brooke C. Wells
This Document Relates to:
         All Actions.

----------------------------------

                     STIPULATION AND AGREEMENT OF SETTLEMENT
                     ---------------------------------------

         This Stipulation and Agreement of Settlement (the "Stipulation") is submitted pursuant to Rule 23 of the Federal Rules of Civil Procedure. Subject to the approval of the Court, this Stipulation is entered into among Lead Plaintiffs Rock Solid Investments of Miami, Inc., Brito & Brito Accounting, Inc., and Joseph Savanyo on behalf of themselves and the Class (as hereinafter defined), Defendants Paradigm Medical Industries, Inc. ("Paradigm") and Thomas
F.  Motter,   Mark  Miehle,   John  Hemmer  and  Robert  Hall  (the  "Individual
Defendants") (Paradigm and the Individual Defendants are collectively referred as the "Defendants"), and Defendants' insurer U.S. Fire Insurance Company ("U.S. Fire"), by and through their respective counsel.

         WHEREAS:

         A. Beginning on or about May 14, 2003, three class actions alleging violations of federal securities laws - Meyer v. Paradigm Medical Indus., et al., 2:03-CV-448; Marrone v. Paradigm Medical Indus., et al., 2:03-CV-513; and Milian v. Paradigm Medical Indus., et al., 2:03-CV-617- were filed in this Court and were subsequently consolidated under the above-caption by Order dated December 17, 2003, and are hereinafter collectively referred to as the "Action";

         B. A separate non-class action securities fraud suit was filed in this Court under the caption Innovative Optics, Inc. v. Paradigm Medical Indus., Inc., Case No. 2:03-CV-00582 (the "Individual Action"). In furtherance of the Settlement herein, a settlement was reached between the parties in the Individual Action.

         C. In addition, a state court class action was filed in the Third District Court, Salt Lake County, State of Utah, under the caption Kinzinger v. Paradigm Medical, Civil No. 030922608 (the "State Court Class Action"). In furtherance of the Settlement herein, a settlement was reached between the parties in the State Court Class Action.

         D. By Order dated February 27, 2004, the Court appointed Rock Solid Investments of Miami, Inc., Brito & Brito Accounting, Inc., and Joseph Savanyo as Lead Plaintiffs. The Court also appointed Milberg Weiss Bershad Hynes & Lerach LLP (now known as Milberg Weiss Bershad & Schulman LLP) ("Milberg Weiss"), and Rabin, Murray & Frank LLP (now known as Murray, Frank & Sailer LLP) ("Murray Frank") as Plaintiffs' Co-Lead Counsel, and Anderson & Karrenberg as Plaintiffs' Liaison Counsel;

         E. The Consolidated Amended Class Action Complaint dated June 7, 2004 (the "Complaint") filed in the Action generally alleges, among other things, that Defendants issued false and misleading press releases and other statements regarding Paradigm's financial condition during the period between April 17, 2000 and September 3, 2002, inclusive, in a scheme to artificially inflate the value of Paradigm's securities. It was alleged that Defendants' continuing fraud included false and misleading press releases and other statements through November 4, 2002. For settlement purposes, the Class Period shall be defined as the period between April 17, 2000 and November 4, 2002, inclusive.

         F. The Complaint further alleges that Lead Plaintiffs and other Class Members purchased or acquired the securities of Paradigm during the Class Period at prices artificially inflated as a result of the Defendants' dissemination of materially false and misleading statements regarding Paradigm in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder;

         G. The Defendants deny any wrongdoing whatsoever and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Defendant with respect to any claim or of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have asserted. The parties to this Stipulation recognize, however, that the litigation has been filed by Plaintiffs and defended by Defendants in good faith and with adequate basis in fact under Federal Rule of Civil Procedure 11, that the litigation is being voluntarily settled after advice of counsel, and that the terms of the settlement are fair, adequate, and reasonable. This Stipulation shall not be construed or deemed to be a concession by any Plaintiff of any infirmity in the claims asserted in the Action;

         H. Plaintiffs' Counsel have conducted an extensive investigation relating to the claims and the underlying events alleged in the Complaint. Plaintiffs' Counsel have analyzed the evidence adduced during their investigation and have researched the applicable law with respect to the claims of Lead Plaintiffs and the Class against the Defendants and the potential defenses thereto;

         I. Defendants filed a motion to dismiss on September 3, 2004, and discovery was stayed pursuant to the Private Securities Litigation Reform Act of 1995. On October 20, 2004, Lead Plaintiffs filed their brief in opposition to Defendants' motion to dismiss. The following day, October 21, 2004, the parties submitted their dispute to private mediation before the Hon. Coleman J. Fannin (Ret.). With the assistance of Judge Fannin, Lead Plaintiffs, by their counsel, have conducted discussions and arm's length negotiations with counsel for Defendants and Defendants' insurer with respect to a compromise and settlement of the Action with a view to settling the issues in dispute and achieving the best relief possible consistent with the interests of the Class; and

         J. Based upon their investigation as set forth above, Plaintiffs' Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable, and adequate to Lead Plaintiffs and the Class, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial benefits that Lead Plaintiffs and the members of the Class will receive from settlement of the Action, (b) the attendant risks of litigation, and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation.

         NOW THEREFORE, without any admission or concession on the part of Lead Plaintiffs of any lack of merit of the Action whatsoever, and without any admission or concession of any liability or wrongdoing or lack of merit in the defenses whatsoever by Defendants, it is hereby STIPULATED AND AGREED, by and among the parties to this Stipulation, through their respective attorneys, subject to approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the parties hereto from the Settlement, that all Settled Claims (as defined below) as against the Released Parties (as defined below) and all Settled Defendants' Claims (as defined below) shall be compromised, settled, released, and dismissed with prejudice, upon and subject to the following terms and conditions:

                               CERTAIN DEFINITIONS
                               -------------------

         1. As used in this Stipulation, the following terms shall have the following meanings:

         (a) "Authorized Claimant" means a Class Member who submits a timely and valid Proof of Claim form to the Claims Administrator.

         (b)   "Claims   Administrator"   means  the  firm  of   Berdon   Claims
Administration LLC which shall administer the Settlement.

         (c) "Class" and "Class Members" mean, for the purposes of this Settlement only, all persons who purchased or otherwise acquired the securities of Paradigm between April 17, 2000 and November 4, 2002, inclusive. Excluded from the Class are Defendants; any director, officer, parent, subsidiary, or affiliate of Paradigm; members of the immediate families (parents, spouses, siblings, and children) of each of the Individual Defendants; Innovative Optics, Inc.; any entity in which any excluded person has a controlling interest; and their legal representatives, heirs, successors, and assigns. Also excluded, with respect to their purchases of Paradigm Series E Preferred Stock only, are any purchasers of Paradigm Series E Preferred Stock who are, and remain, class members in the State Court Class Action (to the extent that a Paradigm Series E Preferred Stock purchaser also purchased other Paradigm securities during the Class Period, they are not excluded with respect to those other securities.)
Also excluded from the Class are any putative Class Members who exclude themselves by filing a request for exclusion in accordance with the requirements set forth in the Notice.

         (d) "Class Period" means, for the purposes of this Settlement only, the period of time between April 17, 2000 and November 4, 2002, inclusive.

         (e) "Defendants" means Paradigm and the Individual Defendants.

         (f) "Defendants' Counsel" means the law firm of Hatch, James & Dodge, P.C.

         (g)  "Effective   Date"  means  the  date  upon  which  the  Settlement
contemplated by this Stipulation shall become effective, as set forth in paragraph 23 below.

         (h) "Final Order" means an order as to which there is no pending appeal, stay, motion for reconsideration, or motion to vacate or similar request for relief, and as to which the period of time for a party to appeal has expired. For purposes hereof if no appeal or motion for reconsideration, to vacate, or for similar relief is filed within thirty-three (33) days after entry of the order in the District Court, the order shall be deemed to be a Final Order.

         (i) "Gross Settlement Fund" means the Cash Settlement Amount plus any income or interest earned thereon.

         (j) "Individual Defendants" means Thomas F. Motter, Mark Miehle, John Hemmer, and Robert Hall.

         (k) "Net  Settlement  Fund" has the  meaning  defined  in  paragraph  5 hereof.


         (l) "Notice" means the Notice of Pendency of Class Action and Proposed Settlement, Motion for Attorneys' Fees and Settlement Fairness Hearing, which is to be sent to members of the Class substantially in the form attached hereto as
Exhibit 1 to Exhibit A.

         (m) "Order and Final Judgment" means the proposed order to be entered approving the Settlement substantially in the form attached hereto as Exhibit B.

         (n)  "Order  for  Notice  and  Hearing"   means  the   proposed   order
preliminarily approving the Settlement and directing notice thereof to the Class substantially in the form attached hereto as Exhibit A.

         (o) "Plaintiffs' Counsel" means Plaintiffs' Co-Lead Counsel and all other counsel representing Plaintiffs in the Action.

         (p) "Plaintiffs' Co-Lead Counsel" means the law firms of Milberg Weiss and Murray Frank.

         (q) "Plaintiffs' Liaison Counsel" means the law firm of Anderson & Karrenberg.

         (r)   "Publication   Notice"  means  the  summary  notice  of  proposed
Settlement  and hearing for  publication  substantially  in the form attached as
Exhibit 3 to Exhibit A.

         (s) "Released Parties" means any and all of the Defendants, their past or present subsidiaries, parents, successors and predecessors, officers, directors, agents, employees, attorneys, insurers, investment advisors, auditors, accountants and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of the Defendants.

         (t) "Settled Claims" means any and all claims, debts, demands, rights, or causes of action or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys' fees, expert or consulting fees, and any other costs, expenses, or liability whatsoever), whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether class or individual in nature, including both known claims and unknown claims, (i) that have been asserted in this Action by the Class Members or any of them against any of the Released Parties, or (ii) that could have been asserted in any forum by the Class Members or any of them against any of the Released Parties which arise out of or are based upon the allegations, transactions, facts, matters, or occurrences, representations or omissions involved, set forth, or referred to in the Complaint and relate to the purchase or acquisition of the securities of Paradigm during the Class Period.

         (u) "Settled Defendants' Claims" means any and all claims, rights, or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known claims and unknown claims, that have been or could have been asserted in the Action or any forum by the Defendants or any of them or the successors and assigns of any of them against any of the Lead Plaintiffs, Class Members or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Action (except for claims to enforce the Settlement).

         (v) "Settlement" means the settlement contemplated by this Stipulation.

         (w) "Settlement Amount" means the amount specified in paragraph 4 hereof.

                         SCOPE AND EFFECT OF SETTLEMENT

         2. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Action and any and all Settled Claims as against all Released Parties and any and all Settled Defendants' Claims.

         3. (a) Upon the Effective Date of this Settlement, Lead Plaintiffs and members of the Class on behalf of themselves, their heirs, executors, administrators, successors, and assigns, shall, with respect to each and every Settled Claim, release and forever discharge, and shall forever be enjoined from prosecuting, any Settled Claims against any of the Released Parties.

         (b) Upon the Effective Date of this Settlement, each of the Defendants, on behalf of themselves and the Released Parties, shall release and forever discharge each and every of the Settled Defendants' Claims, and shall forever be enjoined from prosecuting the Settled Defendants' Claims.

                          THE SETTLEMENT CONSIDERATION

         4. (a) Within ten (10) business days of the later of: (i) entry of the Order for Notice and Hearing in this Action preliminarily approving the Settlement; or (ii) entry of an order in the State Court Class Action granting preliminary approval of the proposed settlement therein, U.S. Fire shall pay into escrow for the benefit of Plaintiffs and the Class, the sum of $1,507,500 in cash (the "Settlement Amount").

         (b) The Settlement Amount and any income or interest earned thereon shall be the "Gross Settlement Fund."

         5. (a) The Gross Settlement Fund, net of any Taxes (as defined below) on the income thereof, shall be used to pay (i) the Notice and Administration Costs referred to in paragraph 7 hereof, (ii) the attorneys' fee and expense award referred to in paragraph 8 hereof, and (iii) the remaining administration expenses referred to in paragraph 9 hereof. The balance of the Gross Settlement Fund after the above payments shall be the "Net Settlement Fund." The Net Settlement Fund shall be distributed to the Authorized Claimants as provided in paragraphs 10-12 hereof. Any sums required to be held in escrow hereunder prior to the Effective Date shall be held by Milberg Weiss and Murray Frank as Escrow Agents for the Settlement Fund. All funds held by the Escrow Agents shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned to the persons paying the same pursuant to this Stipulation and/or further order of the Court. The Escrow Agents shall invest any funds in excess of $100,000 in short term United States Agency or Treasury Securities (or a mutual fund invested solely in such instruments), and shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of less than $100,000 may be held in a bank account insured by the FDIC. The parties hereto agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation ss. 1.468B-1 and that Milberg Weiss, as administrator of the Settlement Fund within the meaning of Treasury Regulation ss.1.468B-2(k) (3), shall be responsible for filing tax returns for the Settlement Fund and paying from the Settlement Fund any Taxes owed with respect to the Settlement Fund. The parties hereto agree that the Settlement Fund shall be treated as a Qualified Settlement Fund from the earliest date possible, and agree to any relation-back election required to treat the Settlement Fund as a Qualified Settlement Fund from the earliest date possible. Counsel for Defendants agree to provide promptly to the Escrow Agents the statement described in Treasury Regulation ss. 1.468B-3(e). After the Effective Date, Murray Frank shall resign as Escrow Agent and Milberg Weiss shall act as sole Escrow Agent.

         (b) All (i) taxes on the income of the Gross Settlement Fund and (ii) expenses and costs incurred in connection with the taxation of the Gross Settlement Fund (including, without limitation, expenses of tax attorneys and accountants) (collectively "Taxes") shall be paid out of the Gross Settlement Fund, shall be considered to be a cost of administration of the settlement and shall be timely paid by the Escrow Agents without prior Order of the Court.

                                 ADMINISTRATION
                                 --------------

         6. The Claims Administrator shall administer the Settlement subject to the jurisdiction of the Court. Except as stated in paragraph 14 hereof, Defendants shall have no responsibility for the administration of the Settlement and shall have no liability to the Class in connection with such administration. Defendants' Counsel shall cooperate in the administration of the Settlement to the extent reasonably necessary to effectuate its terms, including providing without charge all information from Paradigm's transfer records concerning the identity of Class Members and their transactions within 10 days of entry of the Order for Notice and Hearing.

         7. Plaintiffs' Co-Lead Counsel may pay from the Settlement Amount, without further approval from the Defendants or the Court, the reasonable costs and expenses associated with identifying members of the Class and effecting mail Notice and Publication Notice to the Class, and the administration of the Settlement, including without limitation, the actual costs of publication, printing and mailing the Notice, reimbursements to nominee owners for forwarding notice to their beneficial owners, and the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice and processing the submitted claims.

                          ATTORNEYS' FEES AND EXPENSES
                          ----------------------------

         8. Plaintiffs' Co-Lead Counsel will apply to the Court for an award from the Gross Settlement Fund of attorneys' fees and reimbursement of expenses. Such amounts as are awarded by the Court shall be paid from the Gross Settlement Fund to Plaintiffs' Co-Lead Counsel immediately upon award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the settlement or any part thereof, subject to Plaintiffs' Co-Lead Counsel's obligation to make appropriate refunds or repayments to the Settlement Fund plus accrued interest at the same net rate as is earned by the Gross Settlement Fund, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is reduced or reversed.

                             ADMINISTRATION EXPENSES
                             -----------------------

         9. Plaintiffs' Counsel will apply to the Court, on notice to Defendants' Counsel, for an order (the "Class Distribution Order") approving the Claims Administrator's administrative determinations concerning the acceptance and rejection of the claims submitted herein and approving any fees and expenses not previously applied for, including the fees and expenses of the Claims Administrator, and, if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants.

                      DISTRIBUTION TO AUTHORIZED CLAIMANTS
                      ------------------------------------

         10. The Claims Administrator shall determine each Authorized Claimant's pro rata share of the Net Settlement Fund based upon each Authorized Claimant's Recognized Claim (as defined in the Plan of Allocation described in the Notice annexed hereto as Exhibit 1 to Exhibit A, or in such other Plan of Allocation as the Court approves).

         11. The Plan of Allocation proposed in the Notice is not a necessary term of this Stipulation and it is not a condition of this Stipulation that any particular Plan of Allocation be approved.

         12. Each Authorized Claimant shall be allocated a pro rata share of the Net Settlement Fund based on his or her Recognized Claim compared to the total Recognized Claims of all accepted claimants. This is not a claims-made settlement. The Defendants shall not be entitled to get back any of the settlement monies once the Settlement becomes final. The Defendants shall have no involvement in reviewing or challenging claims.

                        ADMINISTRATION OF THE SETTLEMENT
                        --------------------------------

         13. Any member of the Class who does not submit a valid Proof of Claim will not be entitled to receive any of the proceeds from the Net Settlement Amount but will otherwise be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.

         14. The Claims Administrator shall process the Proofs of Claim and, after entry of the Class Distribution Order, distribute the Net Settlement Fund to the Authorized Claimants. Except for their obligation to pay the Settlement Amount, and to cooperate in the production of information with respect to the identification of Class Members from Paradigm's shareholder transfer records, as provided herein, Defendants shall have no liability, obligation, or responsibility for the administration of the Settlement or disbursement of the Net Settlement Fund. Plaintiffs' Co-Lead Counsel shall have the right, but not the obligation, to advise the Claims Administrator to waive what Plaintiffs' Co-Lead Counsel deem to be formal or technical defects in any Proofs of Claim submitted in the interests of achieving substantial justice.

         15. For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an "Authorized Claimant", the following conditions shall apply:

         (a) Each Class Member shall be required to submit a Proof of Claim (see attached Exhibit 2 to Exhibit A), supported by such documents as are designated therein, including proof of the transactions claimed and the losses incurred thereon, or such other documents or proof as the Claims Administrator, in its discretion may deem acceptable;

         (b) All Proofs of Claim must be submitted by the date specified in the Notice unless such period is extended by Order of the Court. Any Class Member who fails to submit a Proof of Claim by such date shall be forever barred from receiving any payment pursuant to this Stipulation (unless, by Order of the Court, a later submitted Proof of Claim by such Class Member is approved), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims. Provided that it is received before the motion for the Class Distribution Order is filed, a Proof of Claim shall be deemed to have been submitted when posted, if received with a postmark indicated on the envelope and if mailed by first-class mail and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator. The Claims Administrator and Plaintiffs' Co-Lead Counsel are not responsible for Proofs of Claim mailed but not received by the Claims Administrator;

         (c) Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator, who shall determine in accordance with this Stipulation and the approved Plan of Allocation the extent, if any, to which each claim shall be allowed, subject to review by the Court pursuant to subparagraph (e) below;

         (d) Proofs of Claim that do not meet the submission requirements may be rejected. Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the Claimant in order to remedy the curable deficiencies in the Proofs of Claim submitted. The Claims Administrator shall notify, in a timely fashion and in writing, all Claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of subparagraph (e) below;

         (e) If any Claimant whose claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant's grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a claim cannot be otherwise resolved, Plaintiffs' Co-Lead Counsel shall thereafter present the request for review to the Court; and

         (f) The administrative determinations of the Claims Administrator accepting and rejecting claims shall be presented to the Court, on notice to Defendants' Counsel, for approval by the Court in the Class Distribution Order.

         16. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant's claim, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that Claimant's status as a Class Member and the validity and amount of the Claimant's claim. No discovery shall be allowed on the merits of the Action or Settlement in connection with processing of the Proofs of Claim.

         17. Payment pursuant to this Stipulation shall be deemed final and conclusive against all Class Members. All Class Members whose claims are not approved by the Court shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.

         18. All proceedings with respect to the administration, processing, and determination of claims described by paragraph 15 of this Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.

         19. The Net Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator only after the Effective Date and after:
(i) all Claims have been processed, and all Claimants whose Claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (ii) all objections with respect to all rejected or disallowed claims have been resolved by the Court, and all appeals therefrom have been resolved or the time therefor has expired; (iii) all matters with respect to attorneys' fees, costs, and disbursements have been resolved by the Court, all appeals therefrom have been resolved or the time therefor has expired; and (iv) all costs of administration have been paid.

                      TERMS OF ORDER FOR NOTICE AND HEARING
                      -------------------------------------

         20. Concurrently with their application for preliminary Court approval of the Settlement contemplated by this Stipulation, Plaintiffs' Counsel and Defendants' Counsel jointly shall apply to the Court for entry of an Order for Notice and Hearing, substantially in the form annexed hereto as Exhibit A.

                        TERMS OF ORDER AND FINAL JUDGMENT
                        ---------------------------------

         21. If the Settlement contemplated by this Stipulation is approved by the Court, counsel for the parties shall request that the Court enter an Order and Final Judgment substantially in the form annexed hereto as Exhibit B.

                             SUPPLEMENTAL AGREEMENT
                             ----------------------

         22. Simultaneously herewith, Plaintiffs' Co-Lead Counsel, Defendants' Counsel, and U.S. Fire are executing a "Supplemental Agreement" setting forth certain conditions under which this Settlement may be terminated by U.S. Fire if the aggregate "dollar value" of the claims held by individuals or entities who excluded themselves from the Class herein or the class in the State Court Class Action equals or exceeds a certain amount. The Supplemental Agreement shall not be filed prior to the Settlement Fairness Hearing unless a dispute arises as to its terms. In the event of a termination of this Settlement pursuant to the Supplemental Agreement, this Stipulation shall become null and void and of no further force and effect and the provisions of paragraph 25 shall apply. Notwithstanding the foregoing, the Stipulation shall not become null and void as a result of the election by U.S. Fire to exercise their option to withdraw from the Stipulation pursuant to the Supplemental Agreement until the conditions set forth in the Supplemental Agreement have been satisfied.

               EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION
               ---------------------------------------------------

         23. The "Effective Date" of Settlement shall be the date when all the following shall have occurred:

         (a) approval by the Court of the Settlement, following notice to the Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure;

         (b) entry by the Court of an Order and Final Judgment, substantially in the form set forth in Exhibit B annexed hereto, and the expiration of any time for appeal or review of such Order and Final Judgment, or, if any appeal is filed and not dismissed, after such Order and Final Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by writ of certiorari, or, in the event that the Court enters an order and final judgment in form other than that provided above ("Alternative Judgment") and none of the parties hereto elect to terminate this Settlement, the date that such Alternative Judgment becomes final and no longer subject to appeal or review;

         (c) final approval by the Third District Court, Salt Lake County, State of Utah, of the settlement in the State Court Class Action, after all appeals have been exhausted or the time for all such appeals shall have expired; and

         (d)  entry  of  a  settlement   agreement  between  the  plaintiff  and
defendants in the Individual Action.

         24. Defendants' Counsel or Plaintiffs' Co-Lead Counsel shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so ("Termination Notice") to all other parties hereto within thirty (30) days of: (a) the Court's declining to enter the Order for Notice and Hearing in any material respect; (b) the Court's refusal to approve this Stipulation or any material part of it; (c) the Court's declining to enter the Order and Final Judgment in any material respect; (d) the date upon which the Order and Final Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court; or (e) the date upon which an Alternative Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court.

         25. Except as otherwise provided herein, if the Settlement is terminated, then the parties to this Stipulation shall be deemed to have reverted to their respective status in the Action as of October 21, 2004 and, except as otherwise expressly provided, the parties shall proceed in all respects as if this Stipulation and any related orders had not been entered, and any portion of the Settlement Amount previously paid by Defendants, together with any interest earned thereon, less any Taxes due with respect to such income, and less costs of administration and notice actually incurred and paid or payable from the Settlement Amount shall be returned to the persons paying the same within ten business (10) days.

                           NO ADMISSION OF WRONGDOING
                           --------------------------

         26. This Stipulation, whether or not consummated, and any proceedings taken pursuant to it:

         (a) shall not be offered or received against the Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants with respect to the truth of any fact alleged by any of the plaintiffs or the validity of any claim that has been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Defendants;

         (b) shall not be offered or received against the Defendants as evidence of a presumption, concession, or admission of any fault, misrepresentation, or omission with respect to any statement or written document approved or made by any Defendant;

         (c) shall not be offered or received against the Defendants as evidence of a presumption, concession or admission with respect to any liability, negligence, fault, or wrongdoing, or in any way referred to for any other reason as against any of the Defendants, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, Defendants may refer to it to effectuate the liability protection granted them hereunder;

         (d) shall not be construed against the Defendants as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; and

         (e) shall not be construed as or received in evidence as an admission, concession, or presumption against Lead Plaintiffs or any of the Class Members that any of their claims are without merit, or that any defenses asserted by the Defendants have any merit, or that damages recoverable under the Complaint would not have exceeded the Gross Settlement Fund.

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         27. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

         28. Each Defendant warrants as to himself, herself, or itself that, as to the payments made by or on behalf of him, her, or it, at the time of such payment that the Defendant made or caused to be made pursuant to paragraph 4 above, he, she or it was not insolvent nor did nor will the payment required to be made by or on behalf of him, her or it render such Defendant insolvent within the meaning of and/or for the purposes of the United States Bankruptcy Code, including ss.ss. 101 and 547 thereof. This warranty is made by each such Defendant and not by such Defendant's Counsel.

         29. If a case is commenced in respect of any Defendant (or any insurer contributing funds to the Cash Settlement Amount on behalf of any Defendant) under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Gross Settlement Fund or any portion thereof by or on behalf of such Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited to the Gross Settlement Fund by other Defendants, then, at the election of Plaintiffs' Co-Lead Counsel, the parties shall jointly move the Court to vacate and set aside the releases given and Judgment entered in favor of the Defendants pursuant to this Stipulation, which releases and Judgment shall be null and void, and the parties shall be restored to their respective positions in the litigation as of the date a day prior to the date of this Stipulation and any cash amounts in the Gross Settlement Fund shall be returned as provided in paragraph 25 above.


         30. The parties to this Stipulation intend the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by the Class Members against the Released Parties with respect to the Settled Claims. Accordingly, Lead Plaintiffs and Defendants agree not to assert in any forum that the litigation was brought by Plaintiffs or defended by Defendants in bad faith or without a reasonable basis. The parties hereto shall assert no claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the prosecution, defense, or settlement of the Action. The parties agree that the amount paid and the other terms of the Settlement were negotiated at arm's length in good faith by the parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

         31. This Stipulation may not be modified or amended, nor may any of its provisions be waived except by a writing signed by all parties hereto or their successors-in-interest.

         32. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

         33. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys' fees and expenses to Plaintiffs' Counsel and enforcing the terms of this Stipulation.

         34. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

         35. This Stipulation and its exhibits and the Supplemental Agreement constitute the entire agreement among the parties hereto concerning the Settlement of the Action, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation and its exhibits and the Supplemental Agreement other than those contained and memorialized in such documents.

         36. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the parties to this Stipulation shall exchange among themselves original signed counterparts.

         37. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

         38. The construction, interpretation, operation, effect, and validity of this Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of Utah without regard to conflicts of laws, except to the extent that federal law requires that federal law governs.

         39. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the parties, it being recognized that it is the result of arm's-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Stipulation.

         40. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

         41. Plaintiffs' Co-Lead Counsel and Defendants' Counsel agree to cooperate fully with one another in seeking Court approval of the Order for Notice and Hearing, the Stipulation and the Settlement, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the District Court of the Settlement.

DATED:   February 22, 2005
                                     ANDERSON & KARRENBERG


                                     By: /s/Thomas R. Karrenberg
                                     ---------------------------
                                     Thomas R. Karrenberg
                                     50 West Broadway, Suite 700
                                     Salt Lake City, Utah 84101
                                     Telephone: (801) 534-1700
                                     Facsimile: (801) 364-7697

                                     Liaison Counsel for Plaintiffs

                                     MILBERG WEISS BERSHAD
                                     & SCHULMAN LLP


                                     By: /s/Lori G. Feldman
                                     ----------------------
                                     Lori G. Feldman (admitted pro hac vice)
                                     Douglas McDermott (admitted pro hac vice)
                                     1001 Fourth Avenue, Suite 2550
                                     Seattle, WA 98154
                                     Telephone: (206) 839-0730
                                     Facsimile: (206) 839-0728

                                                     -and-

                                     Susan M. Greenwood, Esq.
                                     MILBERG WEISS BERSHAD
                                     & SCHULMAN LLP
                                     One Pennsylvania Plaza
                                     New York, New York  10119-0165
                                     Telephone:  (212) 594-5300
                                     Facsimile:  (212) 868-1229

                                     MURRAY, FRANK & SAILER LLP


                                     By: /s/Brian P. Murray
                                     ----------------------
                                     Brian P. Murray (admitted pro hac vice)
                                     Eric J. Belfi (admitted pro hac vice)
                                     275 Madison Avenue
                                     New York, New York 10016
                                     Telephone: (212) 682-1818
                                     Facsimile: (212) 682-1892

                                     Co-Lead Counsel for Plaintiffs

                                     Lawrence G. Soicher, Esq.
                                     LAW OFFICES OF LAWRENCE G. SOICHER
                                     305 Madison Avenue
                                     New York, New York  10165
                                     Telephone:  (212) 883-8000
                                     Facsimile:  (212) 697-0877

                                     Bruce G. Murphy, Esq.
                                     LAW OFFICES OF BRUCE G. MURPHY
                                     265 Llwyds Lane
                                     Vero Beach, Florida 32963
                                     Telephone: (828) 737-0500

                                     Plaintiffs' Counsel

                                     HATCH, JAMES & DODGE, P.C.

                                     By: /s/Mark R. Clements
                                     -----------------------
                                     Brent O. Hatch
                                     Mark R. Clements
                                     10 West Broadway, Suite 400
                                     Salt Lake City, Utah 84101
                                     Telephone: (801) 363-6363
                                     Facsimile: (801) 363-6666

                                     Counsel for Defendants

                                     KAUFMAN BORGEEST & RYAN LLP


                                     By: /s/Wayne E. Borgeest
                                     ------------------------
                                     Wayne E. Borgeest
                                     99 Park Avenue
                                     19th Floor
                                     New York, New York 10016
                                     Telephone: (212) 980-9600
                                     Facsimile: (212) 980-9291

                                     Counsel for U.S. Fire Insurance Company


                                     U.S. FIRE INSURANCE COMPANY


                                     /s/Eduard Hahn
                                     --------------
                                     By:Eduard Hahn
                                     Title:


                                     PARADIGM MEDICAL INDUSTRIES, INC.


                                     /s/John Y. Yoon
                                     ---------------
                                     By: John Y. Yoon
                                     Title: President and Chief Executive
                                     Officer


                                     /s/Thomas Motter
                                     ----------------
                                     Thomas Motter, individually


                                     /s/John Hemmer
                                     --------------
                                     John Hemmer, individually


                                     /s/Mark Miehle
                                     --------------
                                     Mark Miehle, individually


PRIVILEGED AND CONFIDENTIAL SETTLEMENT COMMUNICATION
DRAFT (Milberg Document No. 236745v8) (02/08/2005)